Exhibit 11
                             THERMOQUEST CORPORATION

                        Computation of Earnings per Share

                                                   Three Months Ended
                                           ----------------------------------
                                           September 28,        September 30,
                                                    1996                 1995
   --------------------------------------------------------------------------
   Computation of Primary Earnings
     per Share:

   Net Income (a)                            $ 6,728,000          $ 4,632,000
                                             -----------          -----------

   Shares:
     Weighted average shares outstanding      48,450,000           45,000,000

     Add: Shares issuable from assumed
          exercise of options (as
          determined by the application
          of the treasury stock method)                -              187,320
                                             -----------          -----------
     Weighted average shares outstanding,
       as adjusted (b)                        48,450,000           45,187,320
                                             -----------          -----------
   Primary Earnings per Share (a) / (b)      $       .14          $       .10
                                             ===========          ===========
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                             THERMOQUEST CORPORATION

                  Computation of Earnings per Share (continued)

                                                    Nine Months Ended
                                           ----------------------------------
                                           September 28,        September 30,
                                                    1996                 1995
   --------------------------------------------------------------------------
   Computation of Primary Earnings
     per Share:

   Net Income (a)                            $19,257,000          $13,870,000
                                             -----------          -----------

   Shares:
     Weighted average shares outstanding      47,418,681           45,000,000

     Add: Shares issuable from assumed
          exercise of options (as
          determined by the application
          of the treasury stock method)                -              187,320
                                             -----------          -----------
     Weighted average shares outstanding,
       as adjusted (b)                        47,418,681           45,187,320
                                             -----------          -----------
   Primary Earnings per Share (a) / (b)      $       .41          $       .31
                                             ===========          ===========